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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    December 12, 2002



                                   Coach, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)


      Maryland                   1-16153                  52-2242751
   --------------               ---------                ------------
     (State of          (Commission File Number)        (IRS Employer
   Incorporation)                                        Identification No.)


                    516 West 34th Street, New York, NY 10001
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
                               ------------------
              (Registrant's telephone number, including area code)






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Item 5.  Other Events.
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                            Rule 10b5-1 Trading Plan
                            -------------------------

     On December 12, 2002, Lew Frankfort, the Chairman and Chief Executive Officer of Coach, Inc., entered into a trading plan with Goldman, Sachs & Co., pursuant to which Goldman, Sachs will undertake to sell approximately 300,000 of Mr. Frankfort's shares of Coach common stock at specified intervals. This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with Coach's insider trading policy.

     The shares to be sold by Mr. Frankfort under the trading plan will be acquired pursuant to exercises of options to purchase a total of approximately 867,000 shares of Coach common stock during the week of December 16, 2002. Net of shares withheld or sold to pay the purchase price and taxes for these exercises, Mr. Frankfort will receive approximately 345,000 shares of stock. Figures in this paragraph are based on the closing price of $32.31 per share of Coach common stock on the New York Stock Exchange on December 11, 2002.

     Under the trading plan, Mr. Frankfort will sell pre-determined numbers of these shares at market prices during the first eight months of calendar year 2003. These sales will be timed to follow Coach's regular earnings announcements for the second, third and fourth quarters of Coach's fiscal year 2003 (ending on December 28, 2002, March 29, 2003 and June 28, 2003, respectively), subject to certain minimum prices. The trading plan expires on August 30, 2003, unless terminated earlier under certain conditions.

     The purpose of Mr. Frankfort's trading plan is to diversify a portion of his assets in an orderly manner. Notwithstanding the number of shares to be sold under the trading plan, Mr. Frankfort intends to maintain his current ownership level of approximately 332,000 shares of Coach common stock. After the exercise of the options described above, Mr. Frankfort will also continue to hold:

     o options to purchase approximately 2,370,000 shares of Coach common stock;

     o  40,000 restricted stock units; and

     o approximately 58,000 deferred stock units, each of which would convert into one share of common stock under Coach's Executive Deferred Compensation Plan.



Item 7.  Exhibits.
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         None




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 2002

                                     COACH, INC.

                                     By: /s/ Carole P. Sadler
                                        ----------------------
                                         Carole P. Sadler
                                         Senior Vice President, General Counsel
                                         and Secretary